UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  November 14, 2011

PIONEER POWER SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-155375	27-1347616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parker Plaza 400 Kelby Street, 9th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 867-0700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2011, Jefferson Electric, Inc. (“Jefferson”), a wholly-owned subsidiary of Pioneer Power Solutions, Inc. (the “Company”), entered into an amendment (the “Amendment”), effective as of October 31, 2011, to its loan and security agreement (as amended, the “Loan Agreement”) with Johnson Bank.  Pursuant to the Amendment, the maturity date of the Loan Agreement was extended to October 31, 2012.  In addition, pursuant to the Amendment, the borrowing base limit of the revolving credit facility increased to $6.0 million and the interest rate decreased to Johnson Bank’s reference rate (currently 3.25% per annum) plus 2.0% per annum.  In connection with the Amendment, the Company prepaid $250,000 under the term credit facility and agreed to prepay an additional $750,000 by January 31, 2012.  The interest rate under the term credit facility was reduced to 6.0% annually, with monthly payments of principal and accrued interest calculated based on an amortization of the remaining principal balance outstanding over a hypothetical 5-year term, with a final payment of all outstanding amounts due on October 31, 2012.  The Loan Agreement continues to require Jefferson to comply with certain financial covenants, including a requirement to exceed minimum quarterly targets for tangible net worth and maintain a minimum debt service coverage ratio.  The Loan Agreement also continues to restrict Jefferson’s ability to pay dividends or make distributions, advances or other transfers of assets.  Borrowings under the Loan Agreement continue to be collateralized by substantially all the assets of Jefferson and an officer of Jefferson remains a guarantor.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference as Exhibit 10.1.

In addition, in connection with Jefferson entering into the Amendment, on November 14, 2011, the Company entered into a guaranty agreement (the “Guaranty Agreement”), effective as of October 31, 2011, with Johnson Bank guarantying Jefferson’s obligations under the Loan Agreement.  Pursuant to the Guaranty Agreement, Johnson Bank agreed to release additional collateral consisting of common stock and a warrant held by the officer of Jefferson.

The foregoing description of the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the Guaranty Agreement, which is incorporated herein by reference as Exhibit 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Seventh Amendment to Loan and Security Agreement, dated as of October 31, 2011, by and between Jefferson Electric, Inc. and Johnson Bank.

10.2	Guaranty Agreement, dated October 31, 2011, by and between Pioneer Power Solutions, Inc. and Johnson Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, INC.

Dated: November 21, 2011	By:	/s/ Andrew Minkow
Name: Andrew Minkow Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Seventh Amendment to Loan and Security Agreement, dated as of October 31, 2011, by and between Jefferson Electric, Inc. and Johnson Bank.

10.2	Guaranty Agreement, dated October 31, 2011, by and between Pioneer Power Solutions, Inc. and Johnson Bank.